UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 11, 2003

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Connecticut	033-80655	06-1436334
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of principal executive offices)	(Zip code)

(860) 862-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events and Regulation FD Disclosure.

On September 11, 2003, the Mohegan Tribal Gaming Authority (the “Authority”) commenced a solicitation of consents (the “Consent Solicitation”) from holders of its outstanding $200,000,000 principal amount of 8-1/8% Senior Notes due 2006, $150,000,000 principal amount of 8-3/8% Senior Subordinated Notes due 2011 and $250,000,000 principal amount of 8% Senior Subordinated Notes due 2012 (collectively, the “Notes”) to amend the indentures for the Notes. The purpose of the proposed amendments is to conform certain provisions of the indentures governing the Notes to the applicable provisions of the Authority’s most recent indenture entered into in July 2003 in connection with the issuance of its 6-3/8% Senior Subordinated Notes due 2009.

The fee to be paid for each consent properly delivered and not revoked prior to the expiration of the Consent Solicitation is $5.00 in cash for each $1,000 principal amount of Notes. The Consent Solicitation will expire at 5:00 P.M., New York City time, on Tuesday, September 23, 2003, unless extended.

On September 11, 2003, the Authority issued a press release relating to the commencement of the Consent Solicitation. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This press release may also be found on the Authority’s website at www.mohegansun.com under “About Mohegan Sun/Investor Relations.”

Item 7.	Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are furnished as part of this report:

99.1	Press Release of the Mohegan Tribal Gaming Authority, dated September 11, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: September 11, 2003	By:	/s/ MARK F. BROWN
Mark F. Brown Chairman, Management Board

Exhibit Index

Exhibit No.	Description

99.1	Press Release of the Mohegan Tribal Gaming Authority, dated September 11, 2003.